EXHIBIT 99.2

             Form of Notice of Grant of Stock Option




                 KOMAG MATERIAL TECHNOLOGY, INC.
                 NOTICE OF GRANT OF STOCK OPTION

          Notice is hereby given by Komag Material Technology, Inc. (the "Corporation") of the following option grant (the
"Option") to purchase shares of the common stock of Komag, Incorporated ("Komag Stock"):

                  OPTIONEE:  ____________________________________

                  GRANT DATE:  __________________________________

                  VESTING COMMENCEMENT DATE:  ___________________

                  EXERCISE PRICE:  $__________________  per share

                  NUMBER OF OPTION SHARES:  ______________ shares

                  EXPIRATION DATE:  _____________________________

                  TYPE OF OPTION:  Non-Statutory Stock Option

                  EXERCISE SCHEDULE: The Option shall become exercisable with respect to (i) twenty-five percent (25%) of the Option Shares upon Optionee's completion of one (1) year of Service measured from the Vesting Commencement Date and (ii) the balance of the Option Shares in successive equal monthly installments upon Optionee's completion of each of the next thirty-six (36) months of Service measured from and after the first anniversary of the Vesting Commencement Date. In no event shall the Option become exercisable for any additional Option Shares after Optionee's cessation of Service.

          Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the Komag Material Technology, Inc. 1995 Stock Option Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A.

          Optionee hereby acknowledges receipt of a copy of the official prospectus for the Plan in the form attached hereto as Exhibit B. A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation's principal offices.


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          NO EMPLOYMENT OR SERVICE CONTRACT.  Nothing in this
Notice or in the Plan or in the attached Stock Option Agreement shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Subsidiary employing or retaining Optionee) or Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason, with or without cause.

          DEFINITIONS. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Stock Option Agreement.


Date  ____________, 199__


                           KOMAG MATERIAL TECHNOLOGY, INC.


                           By:  _________________________

                             Title:  ____________________

                           ______________________________
                           OPTIONEE

                           Address:  ____________________

                                     ____________________

ATTACHMENTS
Exhibit A - Stock Option Agreement
Exhibit B - Plan Summary and Prospectus

                               2.
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                            EXHIBIT A

                     STOCK OPTION AGREEMENT





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                            EXHIBIT B

                   PLAN SUMMARY AND PROSPECTUS